Exhibit 11

                                Statement re: Computation of Income per Share
                                     (in thousands, except for share data)
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                                                                           For the three-month periods    For the nine-month periods
                                                                               ended September 30,          ended September 30,
                                                                           ---------------------------    --------------------------
                                                                                1998           1997          1998           1997
                                                                                ----           ----          ----           ----
Numerator:
   Net income before preferred stock dividends                              $   13,265    $    4,797    $    7,328      $       24
   Dividends on 9% convertible preferred stock                                    (807)            -        (2,421)              -
                                                                            ----------    ----------     ----------     ----------
Numerator for basic EPS - income applicable to common shareholders              12,458         4,797         4,907              24
   Effect of dilutive securities:
     Dividends on 9% convertible preferred stock                                   807             -             -               -
     Interest on 9.00% convertible notes payable, net of income taxes              647           647             -               -
     Profit sharing, net of income taxes                                             -           (65)            -               -
                                                                            ----------    ----------     ----------     ----------
                                                                                 1,454           582             -               -
                                                                            ----------    ----------     ----------     ----------

Numerator for diluted EPS - income applicable to common shareholders       $    13,912  $      5,379    $     4,907    $        24
                                                                           ===========  ============    ===========    ===========
Denominator for basics EPS - weighted average shares                        10,800,630    10,529,476     10,676,166     10,450,480
   Effect of dilutive securities:
     Employee stock options and warrants                                        91,991       360,647        187,697        329,132
     Conversion of 9% notes payable                                          2,875,000     2,875,000              -              -
     Conversion of 9% preferred stock                                        4,162,319            -               -              -
                                                                           -----------    -----------   -----------    -----------
                                                                             7,129,310     3,235,647        187,697        329,132
                                                                           -----------    -----------   -----------    -----------
Denominator for diluted EPS - adjusted weighted average shares              17,929,940    13,765,123     10,863,863     10,779,612
                                                                           ===========  ============    ===========    ===========
Basic income per share                                                     $      1.15  $       0.46    $      0.46    $         -
                                                                           ===========  ============    ===========    ===========
Diluted income per share                                                   $      0.78  $       0.39    $      0.45    $         -
                                                                           ===========  ============    ===========    ===========
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